Independent Auditors' Consent
                          -----------------------------


The Board of Directors and Shareholders
Permanent Portfolio Family of Funds, Inc.

We consent to the incorporation by reference of our report dated March 12, 1999, in the Permanent Portfolio Family of Funds, Inc.'s Post-Effective Amendment No. 25 to the Registration Statement No. 2-75661 on Form N-1A under the Securities Act of 1933 and Amendment No. 25 to the Registration Statement No. 811-3379 on Form N-1A under the Investment Company Act of 1940.

We also consent to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and under the heading "Financial Statements" in the Statement of Additional Information.

Our report dated March 12, 1999, contains an explanatory paragraph that states that the Securities and Exchange Commission is involved in public administrative and cease-and-desist proceedings against the Fund's investment adviser and two of the Fund's directors and officers.


/s/ KPMG LLP

San Francisco, California
May 30, 2000

                           Independent Auditors' Report
                           ----------------------------


The Board of Directors and Shareholders
Permanent Portfolio Family of Funds, Inc.

We have audited the statement of changes in net assets of Permanent Portfolio Family of Funds, Inc. (comprising, respectively, the Permanent Portfolio, the Treasury Bill Portfolio, the Versatile Bond Portfolio and the Aggressive Growth Portfolio), for the year ended January 31, 1999, and the financial highlights for each of the years in the four-year period ended January 31, 1999. The financial statement and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on the financial statement and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statement and financial highlights referred to above present fairly, in all material respects, the changes in net assets of each of the respective portfolios constituting Permanent Portfolio Family of Funds, Inc. for the year ended January 31, 1999, and their financial highlights for the periods indicated herein, in conformity with generally accepted accounting principles.

As discussed in Note 8 to the financial statements, the Securities and Exchange Commission is involved in public administrative and cease-and-desist proceedings against the Fund's investment adviser and two of the Fund's directors and officers, for which no decision has been rendered.


/s/ KPMG LLP

San Francisco, California
March 12, 1999